UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 26, 2014

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2014, the Board of Directors of American Apparel, Inc. (the “Company”) appointed Scott Brubaker as Interim Chief Executive Officer of the Company and Hassan Natha as Executive Vice President and Chief Financial Officer of the Company, effective as of September 29, 2014.

Mr. Brubaker, 43, who has been working at American Apparel as a management consultant for the past month, has been a Managing Director of Alvarez & Marsal North America, LLC (“Alvarez & Marsal”) since 2003. He received a bachelor's degree in finance from the University of Illinois and a master's degree in business administration from the Wharton School at the University of Pennsylvania, and has served in interim officer and other advisory roles for several specialty retailers and manufacturers during his 21 years in the industry.

Mr. Brubaker will serve in the role as Interim Chief Executive Officer pursuant to an engagement letter with Alvarez & Marsal. The Company expects to pay Alvarez & Marsal fees ranging from $125,000 to $250,000 per month for the services of Mr. Brubaker and certain other finance and accounting personnel. Such services may be terminated at any time by the Company or Alvarez & Marsal.

Mr. Natha, 55, has more than 20 years of experience in finance with both public and private companies, including service as Chief Financial Officer at Fisher Communications, Inc. and Jones Soda Company. He also spent ten years at Nike's Bauer Nike Hockey, Inc. in various finance and executive operations roles. Mr. Natha is a Certified Public Accountant and a Canadian Chartered Professional Accountant. He received a bachelor's degree in Commerce from Concordia University and holds a Graduate Diploma of Public Accountancy from McGill University.

Effective as of September 29, 2014, John Luttrell, who had been serving in the roles of Interim Chief Executive Officer, Chief Financial Officer and Executive Vice President of the Company, resigned from such positions.

In connection with Mr. Natha’s appointment as Executive Vice President and Chief Financial Officer, the Company and Mr. Natha entered into an employment agreement (the “Employment Agreement”) pursuant to which Mr. Natha will serve as the Company’s Executive Vice President and Chief Financial Officer for an initial term of one year, which term will automatically extend for successive one-year periods as of each September 29 (beginning September 29, 2015) unless terminated by the Company on at least 90 days written notice prior to the expiration of the then-current term. The Employment Agreement provides that Mr. Natha will receive a base salary of $400,000 per year, subject to increase based on the annual review of the Compensation Committee. For a period of one year, Mr. Natha will also be paid a relocation stipend of $5,000 per month. Mr. Natha will be eligible to receive an annual incentive compensation award, with a target payment equal to 50% of his salary during each such fiscal year, subject to the terms and conditions of the Company’s annual bonus plan and further subject to certain targets or criteria reasonably determined by the Board of Directors or the Compensation Committee. The Employment Agreement provides that Mr. Natha will be entitled to a bonus of at least $50,000 for the fiscal year ending December 31, 2014. Mr. Natha will also participate in the benefit plans that the Company maintains for its executives and receive certain other standard benefits (including, without limitation, vacation benefits, relocation expenses and reimbursement of travel and business-related expenses).

If Mr. Natha is terminated without “cause” or if he resigns for “good reason” (as these terms are defined in the Employment Agreement), the Company will pay Mr. Natha the following: (a) his base salary and relocation stipend accrued through the date of such resignation or termination and, subject to entering into a release, continued payment of Mr. Natha’s then-current base salary and relocation stipend (if applicable) for a period of six months (the “Continuation Period”); (b) at the time of, on the terms of, and otherwise consistent with payments to similarly situated executives, (i) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination or resignation occurs and (ii) for terminations after the first three months of the fiscal year, a pro rata target bonus for the year of termination; and (c) any unreimbursed expenses. In addition, in such case, Mr. Natha and his eligible dependents will be entitled to receive, until the earlier of the last day of the Continuation Period and the date Mr. Natha is entitled to comparable benefits by a subsequent employer, continued participation in the Company’s medical, dental and insurance plans and arrangements. If the Company elects not to extend Mr. Natha’s term of employment, then unless Mr. Natha’s employment has been earlier terminated, Mr. Natha’s employment will be deemed to terminate at the end of the applicable term and the Company will pay Mr. Natha the amounts set forth in clauses (a) through (c) above in this paragraph.

If Mr. Natha’s employment terminates by reason of his death or disability, or if he is terminated for “cause” or if he resigns without “good reason” (as these terms are defined in the Employment Agreement), the Company will pay him (a) his base salary accrued through the date of such resignation or termination; (b) any unreimbursed expenses; and (c) only in the case of a termination because of his death or disability, (x) any bonus earned but not yet paid in respect of any calendar year preceding the year in which such termination of employment occurs and (y) a pro rated amount of his target annual performance bonus, if any, for the calendar year in which such termination of employment occurs.

The Employment Agreement also provides that upon termination of Mr. Natha’s employment for any reason, he agrees to resign, as of the date of such termination and to the extent applicable, from the boards of directors (and any committees) of, and as an officer of, the Company and any of the Company’s affiliates and subsidiaries.

The above description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

Item 8.01. Other Events.

On September 29, 2014, the Company issued a press release announcing the appointments of Messrs. Brubaker and Natha. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit
Number    Description

99.1	Press release, dated September 29, 2014, of American Apparel, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: October 2, 2014	By:	/s/ Allan Mayer
Name: Allan Mayer
Title: Co-Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 29, 2014, of American Apparel, Inc.